Exhibit 10.49

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Employment Agreement”) is entered into as of December 12, 2009, by and among Highbury Financial Inc., a Delaware corporation (“Highbury” or the “General Partner”), Manor LLC (“Manor”), a Delaware limited liability company and a wholly-owned subsidiary of Affiliated Managers Group, Inc., a Delaware corporation (“AMG”), Aston Asset Management, LLC, a Delaware limited liability company (the “Employer”), and Stuart Bilton (the “Employee”).

WITNESSETH:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among AMG, Highbury and Manor, Highbury will merge (on the terms and subject to the conditions set forth therein) with and into Manor (with Manor surviving), at the Effective Time and, as a result AMG will own, indirectly through Manor, which shall become the General Partner of the Employer, a majority of the partnership interest and the associated goodwill of the Employer (the “Merger”);

WHEREAS, the General Partner, the Employee and the other parties thereto have entered into that certain Amended and Restated Limited Partnership Agreement of the Employer, which will become effective as of immediately prior to the Effective Time and reflect the conversion of the Employer into a Delaware limited partnership by the name of Aston Asset Management, LP at such time (as the same may be amended and/or restated from time to time, the “Restated LP Agreement”);

WHEREAS, the Employee is a key employee of the Employer (and its predecessors thereto), has been employed by the Employer (and its predecessors thereto) for more than 38 years, has while so employed contributed to the acquisition and retention of Clients (as defined herein), and will continue to seek to acquire and retain Clients and to generate goodwill in the future as an officer, employee and agent of the Employer following the Effective Time;

WHEREAS, the General Partner, the Employer and the Employee recognize the importance of the Employee to the Employer and to the Employer's ability to retain its client relationships and desire that the Employer employ the Employee for the period of employment and upon and subject to the terms herein provided;

WHEREAS, the General Partner and the Employer wish to be assured that the Employee will not compete with the Employer or any of its Controlled Affiliates during the period of employment and for a period thereafter, and that the Employee will not solicit any Past Clients, Present Clients or Potential Clients of the Employer or its Controlled Affiliates, as any such competition or solicitation by the Employee would damage the Employer's good will among Clients and the general public;

WHEREAS, the Employee desires to be employed by the Employer and to refrain from competing with the Employer or any of its Controlled Affiliates or soliciting Past Clients, Present Clients or Potential Clients for the periods and upon and subject to the terms herein provided; and

WHEREAS, it is a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Merger Agreement and the Restated LP Agreement that the Employee enter into and be bound by an employment agreement with the Employer and the General Partner in the form hereof (including without limitation the non-competition and other restrictive covenants set forth herein).

AGREEMENTS

Except to the extent otherwise expressly set forth herein, initially capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Restated LP Agreement.

In consideration of the premises, the mutual covenants and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1.  Effectiveness; Term of Employment; Compensation; Retirement.

(a)           This Employment Agreement shall constitute a binding agreement between the parties as of the date hereof; provided, however, that in the event the Merger Agreement is terminated for any reason without the Effective Time having occurred, this Employment Agreement shall be terminated without further obligation or liability on the part of any party hereto (other than with respect to any breaches of the terms of this Employment Agreement occurring prior to such termination of the Merger Agreement, for which the party breaching this Employment Agreement shall remain liable notwithstanding such termination of the Merger Agreement).  At the Effective Time, this Employment Agreement will supercede any then-existing employment agreement of the Employee. Notwithstanding any other provision herein, this Employment Agreement shall constitute a binding agreement between the parties as of the date hereof but shall not have any force or effect until the Effective Time. Until the Effective Time, nothing herein will be deemed to amend, modify or supersede in any respect any other agreement the Employee may have with Employer and this Agreement shall automatically terminate without any action by any party hereto upon the termination of the Merger Agreement in accordance with its terms.

(b)           The Employer agrees to employ the Employee for a period of four (4) years beginning on the Closing Date (the “Term”), and the Employee accepts such employment and agrees to be employed by the Employer for the Term (in each case subject to termination of the Employee's employment solely as provided herein).  As consideration for the Employee's performance hereunder, the Employer will pay the Employee for his services during the Term hereof such amounts (which may be zero (0)) as shall be determined by the Management Committee or its delegate(s) consistent with the provisions of Article III of the Restated LP Agreement (including, by way of example and not of limitation, the provisions of Section 3.5(a) of the Restated LP Agreement with regard to the use of Operating Allocation), subject to such payroll and withholding deductions as are required by law.  Consistent with the provisions of Section 3.5(a) of the Restated LP Agreement, the Employee's compensation (including salary and bonus) will be periodically reviewed and adjusted (with respect to both increases and/or decreases).  For the avoidance of doubt, the Employee is eligible for “Retirement” (as defined in the Restated LP Agreement) immediately following the conclusion of the Term and satisfaction of applicable notice obligations (as more fully set forth in the Restated LP Agreement).

Section 2. Office and Duties; Certain Definitions.

(a)           During the Term of this Employment Agreement and thereafter while employed by the Employer, the Employee shall hold such positions and perform such duties relating to the Employer's and its Controlled Affiliates' businesses and operations as may from time to time be assigned to him in accordance with the provisions of Article III of the Restated LP Agreement.  During the Term of this Employment Agreement and thereafter while employed by the Employer, the Employee shall devote substantially all of his working time (i.e., normal business hours) to his duties hereunder and shall, to the best of his ability, perform such duties in a manner which will further the business and interests of the Employer and its Controlled Affiliates.  The Employee agrees that the Employee will travel to whatever extent is reasonably necessary in the conduct of the Employer's and its Controlled Affiliates' businesses.

(b)           During the Term of this Employment Agreement and thereafter while employed by the Employer, the Employee shall, solely with the prior written consent of the Management Committee and the General Partner, be permitted to serve as a member of the board of directors of charitable and other not for profit organizations and private or public companies, provided that such positions do not (individually or in the aggregate) interfere with the performance of the Employee's duties and responsibilities hereunder, conflict with (or create the appearance of conflict with) the businesses of the Employer and its Controlled Affiliates, or create the appearance of significant involvement with any other endeavor.

(c)           As used in this Employment Agreement, the following terms shall have the following meanings:

“Client” shall mean all Past Clients, Present Clients and Potential Clients, subject to the following general rules:

(i) with respect to each Client, the term “Client” shall also include any Persons who are Affiliates of such Client, directors, officers or employees of such Client or any such Affiliates thereof, or Persons who are members of the Immediate Family of such Client or any of the other foregoing Persons or Affiliates of any of them;

(ii) with respect to any Present Client or Past Client (as applicable) that is a Fund, the term “Client” shall include (x) the sponsor of such Client, and any other Fund sponsored by such Person or its Affiliates, and (y) any investor or participant in such Client (provided that, except to the extent the Employee has actual knowledge of the identity of an investor or participant therein, in the case of any Fund, an investor or participant therein shall not be deemed a Present Client or Past Client (as applicable) hereunder unless such investor or participant has (in the case of a Present Client), or had (in the case of a Past Client), in the aggregate at least $1,000,000 under management by the Employer and its Controlled Affiliates (and/or any of their predecessors, in the case of a Past Client) (whether through investments in Funds or otherwise));

(iii) with respect to any Client that is a trust or similar entity, the term “Client” shall include the settlor and each of the beneficiaries of such Client and the Affiliates and Immediate Family members of any such Persons; and

(iv) with respect to so-called “wrap programs”, “SMA programs” or similar programs, the term “Client” shall include (x) the sponsor of such program, and (y) the underlying participants in such program (provided that, except to the extent the Employee has actual knowledge of the identity of a participant therein, a participant therein shall not be deemed a Present Client or Past Client (as applicable) hereunder unless such participant has (in the case of a Present Client), or had (in the case of a Past Client), in the aggregate at least $1,000,000 under management by the Employer and its Controlled Affiliates (and/or any of their predecessors, in the case of a Past Client)).

“Closing Date” shall mean the date on which the Effective Time occurs.

“Effective Time” shall mean immediately prior to the Closing under the Merger Agreement.

“Excluded Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person who is a member of an Employee's Immediate Family (or any investment account of which the Employee and/or members of the Employee's Immediate Family are the sole beneficial owners).

“Fund” shall mean any collective investment vehicle (whether open-ended or closed-ended), including without limitation an investment company (whether or not registered under the 1940 Act), a general or limited partnership, a limited liability company, a trust or a commingled fund, in any such case organized (or otherwise formed) in any jurisdiction.

“Immediate Family” shall mean, with respect to any natural person, (i) such person's spouse, parents, grandparents, children, grandchildren and siblings, (ii) such person's former spouse(s) and current spouses of such person's parents, grandparents, children, grandchildren and siblings and (iii) estates, trusts, partnerships and other entities of which a majority of the interests are held directly or indirectly by the foregoing.

“Investment Management Services” shall mean any services which involve: (i) the management, administration, solicitation or distribution of an investment account or Fund (or portions thereof or a group of investment accounts or Funds) for compensation, (ii) the giving of advice with respect to the investment and/or reinvestment of assets or funds (or any group of assets or funds) for compensation, or (iii) otherwise acting as an “investment adviser” within the meaning of the Advisers Act; including, without limitation, in each of the foregoing cases, performing activities related or incidental thereto.

“Past Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person who at any point prior to such time of determination had been, directly or indirectly (and including without limitation through one or more intermediaries such as a wrap sponsor or as an investor or other participant in a Fund for which the Employer or any Controlled Affiliate thereof (or any predecessor thereto) acts (or acted) as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer or client of, or otherwise a recipient of Investment Management Services from, (i) the Employer or any of its Controlled Affiliates (or any predecessor thereto), and/or (ii) any shareholder, partner, member, director, officer, employee, agent or consultant of the Employer or any of its Controlled Affiliates (or any predecessor thereto) acting on behalf of the Employer or any of its Controlled Affiliates (or any predecessor thereto), but at such time is not an advisee or investment advisory customer or client of (or otherwise a direct or indirect recipient of Investment Management Services from) the Employer or any of its Controlled Affiliates (or any of the foregoing Persons acting on their behalf); provided, however, that, from and after the termination of the Employee's employment with the Employer and all of its Controlled Affiliates, the term “Past Client” shall thereafter be limited (solely with respect to the Employee) to those Past Clients who were (directly or indirectly) advisees or investment advisory customers or clients of, or recipients of Investment Management Services from, the Employer or any of its Controlled Affiliates (or any predecessor thereto), or any shareholder, partner, member, director, officer, employee, agent or consultant (or Persons acting in any similar capacity) of any such Person, at any time during the two (2) years immediately preceding the date of such termination of employment.

“Potential Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person to whom (i) the Employer or any of its  Controlled Affiliates (or any predecessor thereto), and/or (ii) any shareholder, partner, member, director, officer, employee, agent or consultant (or Persons acting in any similar capacity) of any such Person, acting on behalf of the Partnership or any of its Controlled Affiliates (or any predecessor thereto) in any such case has within two (2) years prior to such time of determination offered (whether by means of a personal meeting, telephone call, letter, written proposal or otherwise) to serve as investment adviser or otherwise provide Investment Management Services, but who is not at such time an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, the Employer or any of its Controlled Affiliates (directly or indirectly); provided, however, that, from and after the termination of the Employee's employment with the Employer and all of its Controlled Affiliates, the term “Potential Client” shall thereafter be limited (solely with respect to the Employee) to those Potential Clients to whom such an offer to provide Investment Management Services was made at any time during the two (2) years immediately preceding the date of such termination of employment.  The preceding sentence is meant to exclude advertising, if any, through mass media in which the offer, if any, is available to the general public, such as magazines, newspapers and sponsorships of public events.

“Present Client” shall mean, subject to the general rules under the definition of Client, at any particular time of determination, any Person who is at such time of determination, directly or indirectly (and including, without limitation, through one or more intermediaries such as a wrap sponsor, or as an investor or other participant in a Fund for which the Employer or any of its Controlled Affiliates (or any predecessor thereto) acts as a sponsor, adviser or sub-adviser or in a similar capacity), an advisee or investment advisory customer of, or otherwise a recipient of Investment Management Services from, (i) the Employer or any of its Controlled Affiliates (or any predecessor thereto) and/or (ii) any shareholder, partner, member, director, officer, employee, agent or consultant (or Persons acting in any similar capacity) of any such Person acting on behalf of the Partnership or any of its Controlled Affiliates (or any predecessor thereto).

“Prohibited Competition Activity” shall mean performing any Investment Management Services; provided that directly performing Investment Management Services for the Employee's own account or the account of any Excluded Client without a fee or other remuneration shall not be considered a Prohibited Competition Activity.

Section 3.   Benefits.  The Employee shall participate, to the extent he is eligible and in a manner and to an extent that is fair and appropriate in light of his position and duties with the Employer at such time, in all bonus, pension, profit sharing, group insurance or other fringe benefit plans which the Employer may hereafter in its sole and absolute discretion make available generally to its employees pursuant to the provisions of Article III of the Restated LP Agreement, but the Employer will not be required to establish any such program or plan.  The Employee shall be entitled to such vacations and to such reimbursement of expenses as the Employer's policies allow, from time to time, to officers having comparable responsibilities and duties.

Section 4.   Termination of Employment.

(a)           Notwithstanding any other provision of this Employment Agreement or the Restated LP Agreement to the contrary, the Employee agrees that his employment with the Employer shall in no event be terminated during the Term other than solely in the following circumstances:

(i) Upon a termination of such employment by the Employer For Cause, effected at any time by (x) the General Partner, or (y) the Management Committee acting by a Committee Vote (with such Committee Vote being calculated for all purposes as if the Employee were not a member of the Management Committee, if he is at the time a member of such committee) and with the prior written consent of the General Partner;

(ii) Upon a termination of such employment by the Employer other than For Cause, effected at any time by the Management Committee acting by a Committee Vote (with such Committee Vote being calculated for all purposes as if the Employee were not a member of the Management Committee, if he is at the time a member of such committee) and with the prior written consent of the General Partner;

(iii) Upon a termination of such employment by the Employer following the Permanent Incapacity of the Employee, effected at any time by (i) the General Partner, or (ii) the Management Committee acting by a Committee Vote (with such Committee Vote being calculated for all purposes as if the Employee were not a member of the Management Committee, if he is at the time a member of such committee) and with the prior written consent of the General Partner; or

(iv) Upon a termination of such employment resulting from the death of the Employee.

(b)           The Employee agrees that, in connection with the termination (or anticipated future termination) of his employment with the Employer for any reason, the Employee will use reasonable best efforts to transition to other employees of the Employer (and its Controlled Affiliates) (as determined by the Management Committee or the General Partner) all relationships with Clients and sub-advisers in which such Employee Equityholder has a material role (with the intent that such relationships are transitioned to continuing employees of the Employer (and its Controlled Affiliates) by the time of such termination and retained following such Employee’s departure from employment), and will cooperate in good faith with all reasonable requests of the Management Committee and/or the General Partner in connection therewith.

Section 5.  All Business to be the Property of the Employer; Assignment of Intellectual Property; Confidentiality.

(a)           The Employee agrees that any and all presently existing investment advisory business of the Employer and its Controlled Affiliates (or any predecessor thereto), and all business developed by the Employer or any of its Controlled Affiliates (or any predecessor thereto), including by the Employee or any other employee of the Employer or any of its Controlled Affiliates (or any predecessor thereto), including, without limitation, all investment methodologies, all investment advisory contracts, fees and fee schedules, commissions, records, data, Client lists, agreements, trade secrets, and any other incident of any business developed by the Employer or any of its Controlled Affiliates (or any predecessor thereto), or earned or carried on by the Employee for the Employer or any of its Controlled Affiliates (or any predecessor thereto), and all trade names, service marks and logos under which the Employer or its Controlled Affiliates (or any predecessor thereto) do or have done business, and any combinations or variations thereof and all related logos, are and shall be the exclusive property of the Employer or such Controlled Affiliate thereof, as applicable, for its or their sole use, and (where applicable) shall be payable directly to the Employer or such Controlled Affiliate.  In addition, the Employee acknowledges and agrees that the investment performance of the accounts managed by the Employer or any Controlled Affiliate thereof (or any predecessor thereto) (the “Track Records”) was attributable to the efforts of the team of professionals at the Employer or such Controlled Affiliate thereof (or any predecessor thereto), and not to the efforts of any single individual or subset of such team of professionals, and that therefore such Track Records are and shall be the exclusive property of the Employer or such Controlled Affiliate, as applicable (and not of the Employee or any other Person).  In addition, the Employee acknowledges and agrees that the Employer and its Controlled Affiliates, or any of them, as the case may be, own and control at all times their respective customer relationships with their Clients.  The Employee agrees that the Employee shall not, at any time or in any way question, dispute, infringe or do any act inconsistent with the Employer’s, or any of its Controlled Affiliates’ ownership of any of the subject matter of this subsection.  To the extent that any rights, title and interest, including intellectual property rights, in and to any of the subject matter of this subsection or any part thereof become vested in the Employee notwithstanding the provisions of this subsection by virtue of or pursuant to any of the laws in force in any part of the world, the Employee hereby irrevocably assigns the said rights, title and interest in such subject matter to the Employer or its designee.

(b)           The Employee acknowledges and agrees that any and all intellectual property, including software, data, compilations, designs, materials, all other copyrightable works, inventions (whether or not patentable), and proprietary know-how, processes, and methods, developed or created by the Employee in the course of the Employee’s employment with the Employer (“Employee Equityholder-Created IP”), and any and all rights therein and in any portion thereof, shall be owned exclusively by and for the benefit of the Employer, its Controlled Affiliates, as applicable, and their respective successors and assigns.  To the extent any right, title and/or interest in any Employee Equityholder-Created IP does not otherwise automatically vest in the Employer, the Employee hereby assigns to the Employer for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all of the Employee’s entire right, title, and interest in any Employee Equityholder-Created IP (and any portion thereof) throughout the world, including all patent, copyright, trade secret, and other intellectual property rights, all registration and renewal rights, all rights in works based upon, derived from or incorporating the Employee Equityholder-Created IP, and the right to sue, counterclaim, and recover for past, present, and future infringement of any Employee Equityholder-Created IP.  If the Employee has any rights in any Employee Equityholder-Created IP that cannot be assigned to the Employer, the Employee hereby waives the enforcement of such rights, including all moral rights and rights of attribution.

(c)           The Employee agrees to do any and all acts and execute any and all documents in such manner and at such location as may be requested by the Employer (or its successors or assigns) in its sole discretion, at any time during or after the Employee’s employment with the Employer, to protect, perfect or enforce any of the rights assigned, granted or promised to the Employer by this Employment Agreement.

(d)           The Employee acknowledges that, in the course of performing services hereunder and otherwise (including, without limitation, in the course of performing services for any predecessor), the Employee has had, and will from time to time have, access to information of a confidential or proprietary nature, including without limitation, all confidential or proprietary investment methodologies, Track Records, trade secrets, proprietary or confidential plans, Client identities and information, Client lists, service providers, business operations or techniques, records and data (“Intellectual Property”) owned or used in the course of business by the Employer or its Controlled Affiliates (or any predecessor thereto).  The Employee agrees always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than in the regular business of the Employer and its Controlled Affiliates or as required by court order or by law (on the written advice of outside counsel)) any Intellectual Property of the Employer or any Controlled Affiliate thereof (or any predecessor thereto) unless such information can be shown to be in the public domain through no fault of the Employee.  At the termination of the Employee's services to the Employer and its Controlled Affiliates, all data, memoranda, Client lists, notes, programs and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control, shall be returned to the Employer and remain in its possession.

(e)           The Employee acknowledges that, in the course of entering into this Employment Agreement, the Employee has had and, in the course of the operation of the Employer and any Controlled Affiliates thereof, the Employee will from time to time have, access to Intellectual Property owned by or used in the course of business by the General Partner or AMG.  The Employee agrees, for the benefit of the Employer and its Members, and for the benefit of the General Partner and AMG, always to keep secret and not ever publish, divulge, furnish, use or make accessible to anyone (otherwise than at AMG's or the General Partner's request or by court order or by law (on the written advice of outside counsel)) any knowledge or information regarding Intellectual Property (including, by way of example and not of limitation, the transaction structures utilized by the General Partner or AMG) of the General Partner or AMG unless such information can be shown to be in the public domain through no fault of the Employee.  At the termination of the Employee's service to the Employer and its Controlled Affiliates, all data, memoranda, documents, notes and other papers, items and tangible media, and reproductions thereof relating to the foregoing matters in the Employee's possession or control shall be returned to AMG and remain in its possession.

(f)           The provisions of this Section 5 and of Section 6 below shall not be deemed to limit any of the rights of the Employer or the Partners under the Restated LP Agreement or the Employee’s Partner Non-Competition Agreement or under applicable law, but shall be in addition to the rights set forth in the Restated LP Agreement and the Employee’s Partner Non-Competition Agreement and those which arise under applicable law.  The Employee acknowledges that his obligations under this Section 5 and Section 6 of this Employment Agreement shall survive the termination of his employment with the Employer and its Controlled Affiliates (regardless of the manner of such termination).  The Employee shall not enter into any agreement or arrangement which is inconsistent with the terms and provisions of this Employment Agreement.

Section 6.  Non-Competition and Other Restrictive Covenants as a Key Employee.

(a)           The Employee agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Employee shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Employer or a Controlled Affiliate thereof while employed by the Employer)), from the date of this Agreement until two (2) years following the termination of the Employee's employment with the Employer and all of its Controlled Affiliates for any reason, engage in any Prohibited Competition Activity.

(b)           In addition to (and not in limitation of) the provisions of Section 6(a), the Employee agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Employee shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Employer or a Controlled Affiliate thereof while employed by the Employer)), from the date of this Agreement until two (2) years following the termination of the Employee's employment with the Employer and all of its Controlled Affiliates for any reason:

(i)           Provide Investment Management Services to any Person that is a Client (which includes Past Clients, Present Clients and Potential Clients) for whom the Employee provided (directly or indirectly) any Investment Management Services while employed by the Employer or any Controlled Affiliate thereof (or any predecessor thereto), or whom the Employee solicited or otherwise had material contact with through or on behalf of the Employer or any Controlled Affiliate thereof (or any predecessor thereto);

(ii)           Provide Investment Management Services to any Person that is a Client (which includes Past Clients, Present Clients, and Potential Clients) with respect to which the Employee had access to confidential or proprietary information of the Employer or any Controlled Affiliate thereof (or any predecessor thereto) while employed by the Employer or any Controlled Affiliate thereof (or any predecessor thereto) (including without limitation any Person that was (or an Affiliate of which was) a Present Client as of the Closing Date); or

(iii)           Provide Investment Management Services to any other Person that is a Client (which includes Past Clients, Present Clients, and Potential Clients);

provided, however, that this Section 6(b) shall not be applicable to Clients (including Potential Clients) who are also Excluded Clients.

(c)           In addition to (and not in limitation of) the provisions of Sections 6(a) and 6(b), the Employee agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Employee shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Employer or a Controlled Affiliate thereof while employed by the Employer)), from the date of this Agreement until two (2) years following the termination of the Employee's employment with the Employer and all of its Controlled Affiliates for any reason:

(i)           Solicit or induce (whether directly or indirectly) any Person for the purpose (which need not be the sole or primary purpose) of (A) causing any funds or accounts with respect to which the Employer or any of its Controlled Affiliates provides Investment Management Services to be withdrawn from such management or other services, or (B) causing any Client (including any Potential Client) not to engage the Employer or any of its Controlled Affiliates to provide Investment Management Services for any additional funds or accounts (or otherwise attempt to cause any of the foregoing to occur);

(ii)           Otherwise divert or take away (or seek to divert or take away) any funds or investment accounts with respect to which the Employer or any of its Controlled Affiliates provides Investment Management Services; or

(iii)           Contact or communicate with, whether directly or indirectly, any Past Clients, Present Clients or Potential Clients in connection with providing Investment Management Services to such Persons;

provided, however, that this Section 6(c) shall not be applicable to Clients (including Potential Clients) who are also Excluded Clients.

(d)           In addition to (and not in limitation of) the provisions of Sections 6(a), 6(b) and 6(c), the Employee agrees, for the benefit of the Employer, the General Partner and their respective Affiliates, that the Employee shall not, directly or indirectly (whether individually or as owner, part owner, shareholder, partner, member, director, officer, trustee, employee, agent, consultant or in any other capacity, on behalf of himself or any other Person (other than the Employer or a Controlled Affiliate thereof while employed by the Employer)), from the date of this Agreement until two (2) years following the termination of the Employee's employment with the Employer and all of its Controlled Affiliates for any reason:

(i) Solicit or induce, or attempt to solicit or induce, directly or indirectly, any employee or agent of, or consultant to, the Employer or any of its Controlled Affiliates to terminate its, his or her relationship therewith;

(ii) Hire any employee or agent of, or consultant to, the Employer or any of its Controlled Affiliates (or any predecessor thereto), or any person who was such an employee, agent or consultant at any time during the two (2) year period preceding (I) such action by the Employee (in the case of any such action taken by the Employee while he remains employed by the Employer or any of its Controlled Affiliates) or (II) the termination of the Employee's employment with the Employer and its Controlled Affiliates (in the case of any such action taken by the Employee following termination of his employment); or

(iii)           Work in any enterprise involving Investment Management Services with any employee, agent or consultant or former employee, agent or consultant, of the Employer or any of its Controlled Affiliates (or any predecessor thereto) who was employed by or acted as an agent or consultant to the Employer or any of its Controlled Affiliates (or any predecessor thereto) at any time during the two (2) year period preceding (I) such action by the Employee (in the case of any such action taken by the Employee while he remains employed by the Employer or any of its Controlled Affiliates) or (II) the termination of the Employee's employment with the Employer and its Controlled Affiliates (in the case of any such action taken by the Employee following termination of his employment);

(but excluding, for all purposes of this sentence, secretaries and persons holding other similar ministerial positions).

(e)           Notwithstanding the provisions of Sections 6(a), 6(b), 6(c) and 6(d), the Employee may make passive personal investments in an enterprise (whether or not competitive with AMG or the Employer) the shares or other equity interests of which are publicly traded, provided his holding therein together with any holdings of his Affiliates and members of his Immediate Family and their Affiliates, are less than five percent (5%) of the outstanding shares or comparable interests in such entity.

(f)           The Employee, the Employer and the General Partner agree that (x) the non-competition and other restrictive covenants set forth in this Section 6 have been entered into by the Employee in recognition of (and in connection with) his capacity as a key employee of the Employer (and its predecessors), and as a condition precedent to the obligation of AMG to consummate the transactions contemplated by the Merger Agreement and the Restated LP Agreement, and (y) the periods of time and the unlimited geographic area applicable to the covenants set forth in this Section 6 (and all other aspects of the scope of such covenants) are reasonable in view of (without limitation):

(i)           The geographic scope and nature of the businesses in which the Employer and its Controlled Affiliates are (or any predecessors thereto were) engaged;

(ii)          The Employee's role as a key employee of the Employer (and its predecessors);

(iii)         The Employee’s status as a limited partner of the Employer (directly and/or through his related Limited Partner, as applicable), and his fiduciary and other duties in connection therewith;

(iv)          The Employee's receipt of the payments described in Section 1(b) above;

(v)           The Employee's knowledge of the Employer's and its Controlled Affiliates’ (and any predecessors’) businesses and the confidential and proprietary information thereof, including without limitation as a key employee thereof; and

(vi)         The Employee's relationships with the Employer's and its Controlled Affiliates’ (and any predecessors’) Clients, including without limitation as a key employee of their businesses.

However, the parties hereto agree that, if any such period of time or geographic area (or other aspect of the scope of such covenants) should be adjudged unreasonable in any judicial or arbitral proceeding, then such period of time shall be reduced by such number of months, or such geographic area shall be reduced by elimination of such portion of such area, or such other aspect of the scope of such covenants shall be reduced in respect of such portion thereof (as applicable), in any such case as is deemed unreasonable, such that such covenants may be enforced during such maximum period of time, in such maximum geographic area, and with such maximum scope, as is adjudged to be reasonable.

(g)           The Employee agrees (on behalf of himself, his agents, and other parties under his control or influence) while he is employed by the Employer and thereafter not to make any communication to any third party (including, by way of example and not of limitation, any Client (including Potential Clients) or employee of the Employer, AMG or any Affiliate of AMG) which would, or is reasonably likely to, disparage, create a negative impression of, or in any way be harmful to the business or business reputation of the Employer, AMG, any of AMG's Affiliates, or their respective successors and assigns, or any of the then-current or former officers, directors, partners, members or employees of any of the foregoing.

(h)           The Employee acknowledges and agrees that the restrictive covenants and other agreements of the Employee contained in this Employment Agreement are an essential part of this Employment Agreement.  The Employee further represents, warrants and agrees that the Employee has been fully advised by, or has had the opportunity to be fully advised by, counsel in connection with the negotiation, preparation, execution and delivery of this Employment Agreement and the transactions contemplated by this Employment Agreement and the other Transaction Documents (as defined in the Merger Agreement).  Accordingly, the Employee agrees to be bound by the restrictive covenants and other agreements of the Employee contained in this Employment Agreement, it being the intent and spirit of the parties that the restrictive covenants and other agreements of the Employee contained in this Employment Agreement shall be valid and enforceable in all respects.

Section 7.  Notices.  All notices hereunder shall be in writing and shall be delivered, sent by recognized overnight courier or mailed by registered or certified mail, postage and fees prepaid, to the party to be notified at the party's address shown below.  Notices which are hand delivered or delivered by recognized overnight courier shall be effective on delivery.  Notices which are mailed shall be effective on the third day after mailing.

(i)           If to the Employer:

Aston Asset Management, LP
120 North LaSalle Street, 25th Floor
Chicago, Illinois  60601
Attn:  Stuart Bilton
Facsimile No:  (312) 268-1335

with a copy to:

Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts  01965
Attn:  John Kingston, General Counsel
Facsimile No.:  (617) 747-3380

(ii)          if to the Employee:

c/o Aston Asset Management, LP
120 North LaSalle Street, 25th Floor
Chicago, Illinois 60601
Attn: Stuart Bilton
Facsimile No.:  (312) 268-1335

(iii)         if to the General Partner:

c/o Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts  01965
Attn:  John Kingston III, General Counsel
Facsimile No.:  (617) 747-3380

unless and until notice of another or different address shall be given as provided herein.

Section 8. Third-Party Beneficiary; Assignability.  AMG is an intended third-party beneficiary of the provisions of this Employment Agreement.  This Employment Agreement may be assigned by the Employer, AMG and/or the General Partner without the consent of the Employee (but in the case of the Employer, only to one or more successors to all or substantially all of the business of the Employer).  This Employment Agreement shall be binding upon and inure to the benefit of the Employer, the General Partner and their successors and permitted assigns.  This Employment Agreement shall not be assignable by the Employee.  For the avoidance of doubt, the General Partner as a party hereto shall be deemed to be a direct beneficiary of each of the covenants and agreements of the Employee hereunder, and the General Partner shall be entitled to enforce all such covenants and agreements on its own behalf.

Section 9.  Entire Agreement.  This Employment Agreement, together with the other Transaction Documents (as defined in the Merger Agreement), contain the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior oral or written agreements between the Employer or any Controlled Affiliate thereof (or any predecessor thereto) and the Employee with respect to the subject matter hereof, including without limitation any oral agreements relating to compensation.  In the event of any conflict between the provisions hereof and of the Restated LP Agreement, the provisions hereof shall control.

Section 10.  Remedies Upon Breach.

(a)           In the event that the Employee breaches any of the provisions of this Employment Agreement (or otherwise violates any of the stated terms of such provisions), including without limitation following the termination of the Employee's employment with the Employer and its Controlled Affiliates, then in such event, in addition to (and not in limitation of) such other remedies as the Employer and the General Partner may have against the Employee:

(i)           The Employee and any related Limited Partners thereof shall forfeit their right to receive any payment for their Partnership Points under the Restated LP Agreement, although they shall cease to be Limited Partners in accordance with the provisions of the Restated LP Agreement;

(ii)           Neither AMG nor the General Partner (or any of its assignees under the Restated LP Agreement) shall have any further obligations under any Promissory Note or Liquidation Date Consideration issued to the Employee or any related Limited Partner thereof pursuant to the provisions of the Restated LP Agreement; and

(iii)           The Employer shall be entitled to (and, at the direction of the General Partner, shall), and the General Partner and its Affiliates shall be entitled to, in each such case withhold and cancel any other payments to which the Employee or any related Limited Partner or other Affiliate thereof otherwise would be entitled (whether pursuant to this Agreement or any other agreement, plan or policy) to offset damages resulting from such breach.

The Employee agrees that the remedies provided in this Section 10(a) with respect to breaches (or other violations) of the provisions of this Employment Agreement are reasonably related to anticipated losses that the Employer and the General Partner would suffer upon a breach (or other violation) of such provisions by the Employee.

(b)           The Employee recognizes and agrees that the Employer and the General Partner's remedies at law for any breach (or other violation), or threatened breach (or other violation), of the provisions of this Employment Agreement would be inadequate, and that for any breach or threatened breach (or other violation) of such provisions by the Employee, the Employer and the General Partner shall, in addition to such other remedies as may be available to them at law or in equity or as provided in this Employment Agreement, each be entitled to injunctive relief and enforcement of their respective rights by an action for specific performance to the extent permitted by law (and without having to post bond), and to an award of attorney’s fees and costs incurred in connection with securing any of their rights hereunder.  Should the Employee engage in any activities prohibited by this Employment Agreement, he agrees to pay over to the Employer all compensation received in connection with such activities.  Such payment shall not impair any other rights or remedies of the Employer or the General Partner or affect the obligations or liabilities of the Employee under this Employment Agreement or any other written agreement to which he is a party or under applicable law.

Section 11.   Dispute Resolution.  Any controversy, claim or dispute arising out of or relating to this Employment Agreement or the breach hereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by binding arbitration in accordance with the provisions of Section 10.6 of the Restated LP Agreement.

Section 12. Consent to Jurisdiction.  For the purposes of any judicial proceedings ancillary to an arbitration under Section 11 of this Agreement, each of the parties hereto hereby consents to personal jurisdiction, service of process and venue in the federal and state courts sitting in Illinois and hereby irrevocably agrees that any such judicial proceedings may be heard and determined in any such state court or, to the extent permitted by law, in such federal court.  Each of the parties hereto hereby irrevocably consents to the service of process in any such proceedings by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 7 hereof.  The parties hereto agree that a final judgment in any such proceedings shall be conclusive and may be enforced in other jurisdictions by suit or in any other manner permitted by law, and nothing contained herein shall affect the right of a party to service legal process or to bring any action or proceeding in the courts of other jurisdictions (subject to the provisions of Section 11 hereof).

Section 13. Third-Party Agreements and Rights.

(a)           The Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business.  The Employee represents to the Employer that the Employee's execution of this Employment Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party.  In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employer or other party.

(b)           The Employee agrees to provide written notice of the provisions of Section 6 of this Agreement (and shall provide a copy of such notice concurrently to the Employer and the General Partner), together with a copy thereof, to any enterprise engaged in whole or in part in the provision of Investment Management Services for which the Employee acts as an employee or otherwise becomes associated following his termination of employment with the Employer (prior to acting in such capacity or commencing such association, as applicable).

Section 14.  Litigation and Regulatory Cooperation.  During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer or the General Partner or their Affiliates which relate to events or occurrences that transpired while the Employee was employed by the Employer (or any predecessor thereto).  The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer or the General Partner or their Affiliates at mutually convenient times.  During and after the Employee's employment, the Employee also shall cooperate fully with the Employer, the General Partner and their Affiliates in connection with any investigation or review of any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer (or any predecessor thereto).  The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 14.

Section 15.  Waivers and Further Agreements.  Neither this Employment Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 15, may be waived or modified in whole or in part as against the General Partner, the Employer or the Employee, except by written instrument executed by or on behalf of each of the parties hereto other than the party seeking such waiver or modification, expressly stating that it is intended to operate as a waiver or modification of this Employment Agreement or the applicable term or condition hereof, provided that any action under this Section 15 on behalf of the Employer may be taken only with the prior written approval of the General Partner (as the general partner of the Employer).  Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Employment Agreement.

Section 16.  Amendments; Employer's Consents.  This Employment Agreement may not be amended, nor shall any change, modification, consent, or discharge be effected except by written instrument executed by or on behalf of the party against whom enforcement of any change, modification, consent or discharge is sought, provided that any action under this Section 16 on behalf of the Employer may be taken only with the prior written approval of the General Partner (as the general partner of the Employer).  Whenever under this Agreement the consent of the Employer is required, that consent shall only be effective if given with the prior written consent of the General Partner (as the general partner of the Employer).

Section 17.  Severability.  If any provision of this Employment Agreement shall be adjudged in any judicial or arbitral proceeding to be invalid, inoperative or unenforceable in any jurisdiction or jurisdictions because of conflicts with any constitution, statute, rule or public policy or for any other reason, such circumstance shall not have the effect of rendering the provision in question unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provisions herein contained unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, and this Employment Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, or unenforceable provision had never been contained herein and such provision reformed so that it would be enforceable to the maximum extent permitted in such jurisdiction or in such case.  Moreover, if any one or more of the provisions contained in this Employment Agreement shall be adjudged in any judicial or arbitral proceeding to be excessively broad as to duration, activity or subject (or in any other respect), such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.  For the avoidance of doubt, the provisions of this Employment Agreement are severable, and no breach of any provision of this Employment Agreement (or any other Transaction Document, as defined in the Merger Agreement) or any other purported violation of law by the Employer or the General Partner shall operate to excuse the Employee’s obligation to fulfill his covenants and agreements hereunder (including without limitation the requirements of Sections 5 and 6 hereof).  For the further avoidance of doubt, the Employee understands that his employment with the Employer is subject to material changes (including without limitation in respect of the nature of his duties and/or compensation), and he agrees that no such changes shall operate to extinguish any of his obligations under this Employment Agreement or to require the re-signing of this Employment Agreement.

Section 18.  Governing Law.  This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of Illinois which apply to contracts executed and performed solely in Illinois, and without regard to any rule or canon of construction which interprets agreements against the drafting party.

Section 19.  Counterparts.  This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  Signatures delivered by facsimile or electronic PDF file shall constitute original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

HIGHBURY FINANCIAL INC.

By:	/s/ Richard S. Foote
Name: Richard S. Foote
Title: President and Chief Executive Officer

MANOR LLC

By:	Affiliated Managers Group, Inc.,
Its Manager and Sole Member

By:	/s/ Jay Horgen
Name: Jay Horgen
Title: Executive Vice President

ASTON ASSET MANAGEMENT, LLC

By:	Highbury Financial Inc., its Sole Member

By:	/s/ Richard S. Foote
Name: Richard S. Foote
Title: President and Chief Executive Officer

EMPLOYEE

/s/ Stuart Bilton
Stuart Bilton

[Employment Agreement]